Exhibit T3A.19

CERTIFICATE OF INCORPORATION OF A PRIVATE LIMITED COMPANY Company No. 6772372 The Registrar of Companies for England and Wales hereby certifies that DIAMOND RIG INVESTMENTS LIMITED is this day incorporated under the Companies Act 1985 as a private company and that the company is limited. Given at Companies House on 12th December 2008

FORM OF CERTIFICATE REQUIRED WHERE TRANSFER IS EXEMPT FROM AD VALOREM STAMP DUTY AS BELOW THRESHOLD I/We certify that die transaction effected by this instrument does not form part of a larger transaction or series of transactions in respect of which the amount or value, or aggregate amount or value, of the consideration exceeds € 1,000. I/We confirm that I/we have been duly authorised by the transferor to sign this certificate and that the facts of the transaction are within my/our knowledge. Signature(s) Description (“ Transform” Solicator etc.) TRANSFERER For end on behalf of Whale Rock Directors Limited Date 15 December 2008 NOTES (1) If the above certificate has been completed, this transfer docs wot need io be submitted to the Stamp Office but should be sent directly to the Company or its llcgistrars (2) 11 the above certificate is not completed, this transfer must be submitted Io the Stamp Office and duly stamped.

Company No: THE COMPANIES ACTS 1985 AND 2006 COMPANY LIMITED BY SHARES MEMORANDUM and ARTICLES OF ASSOCIATION of DIAMOND RIG INVESTMENTS LIMITED Incorporated the 12th day of December 2008 Whale Rock Company Secretariat Limited 2nd Floor, 50 Gresham Street London EC2V 7AY Tel: 0844 893 0811

COMPANIES ACTS 1985 AND 2006 PRIVATE COMPANY LIMITED BY SHARES MEMORANDUM OF ASSOCIATION of DIAMOND RIG INVESTMENTS LIMITED 1. The name of the Company is “Diamond Rig Investments Limited”. 2. The registered office of the Company is to be situated in England and Wales. 3. The object of the Company is to carry on business as a general commercial company. The Company shall have powers:- 3.1 To purchase or by any other means acquire and take options over any property whatever and any rights or privileges of any kind over or in respect of any property. 3.2 To apply for, register, purchase, or by other means acquire and protect, prolong and renew, whether in the United Kingdom or elsewhere, any patents, patent rights, brevets d’invention, licences, secret processes, trade marks, designs, protections and concessions and to disclaim, alter, modify, use and turn to account and to manufacture under or grant licences or privileges in respect of the same, and to expend money in experimenting upon, testing and improving any patents, inventions or rights which the Company may acquire or propose to acquire. 3.3 To acquire or undertake the whole or any part of the business, goodwill and assets of any person, firm, or company carrying on or proposing to carry on any of the businesses which the Company is authorised to carry on and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company, or to acquire an interest in, amalgamate with, or enter into partnership or into any arrangement for sharing profits, or for co-operation, or for mutual assistance with any such person, firm or company, or for subsidising or otherwise assisting any such person, firm or company, and to give or accept, by way of consideration for any of the acts or things aforesaid or property acquired, any shares, debentures, debenture stock or securities that may be agreed upon, and to hold and retain or sell, mortgage and deal with any shares, debentures, debenture stock or securities so received. 3.4 To improve, manage, construct, repair, develop, exchange, let on lease or otherwise, mortgage, charge, sell, dispose of, turn to account, grant licences, options, rights and privileges in respect of, or otherwise deal with, all or any part of the property and rights of the Company. 3.5 To invest and deal with the moneys of the Company not immediately required in such manner as may from time to time be determined and to hold or otherwise deal with any investments made.

3.6 To lend and advance money or give credit on any terms and with or without security to any person, firm or company (including without prejudice to the generality of the foregoing any holding company, subsidiary or fellow subsidiary of, or any other company associated in any way with, the Company), to enter into guarantees, contracts of indemnity and suretyships of all kinds, to receive money on deposit or loan upon any terms, and to secure or guarantee in any manner and upon any terms the payment of any sum of money or the performance of any obligation by any person, firm or company (including without prejudice to the generality of the foregoing any such holding company, subsidiary, fellow subsidiary or associated company as aforesaid). 3.7 To borrow and raise money in any manner and to secure the repayment of any money borrowed, raised or owing by mortgage, charge, standard security, lien or other security upon the whole or any part of the Company’s property or assets (whether present or future), including its uncalled capital, and also by a similar mortgage, charge, standard security, lien or security to secure and guarantee the performance by the Company of any obligation or liability it may undertake or which may become binding on it. 3.8 To draw, make, accept, endorse, discount, negotiate, execute and issue cheques, bills of exchange, promissory notes, bills of lading, warrants, debentures, and other negotiable or transferable instruments. 3.9 To apply for, promote and obtain any Act of Parliament, order, or licence of the Department of Trade or other authority for enabling the Company to carry any of its objects into effect, or for effecting any modification of the Company’s constitution, or for any other purpose which may seem calculated directly or indirectly to promote the Company’s interests, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company’s interests. 3.10 To enter into any arrangements with any government or authority (supreme, municipal, local, or otherwise) that may seem conducive to the attainment of the Company’s objects or any of them, and to obtain from any such government or authority any charters, decrees, rights, privileges or concessions which the Company may think desirable and to carry out, exercise and comply with any such charters, decrees, rights, privileges and concessions. 3.11 To subscribe for, take, purchase or otherwise acquire, hold, sell, deal with and dispose of. place and underwrite shares, stocks, debentures, debenture stocks, bonds, obligations or securities issued or guaranteed by any other company constituted or carrying on business in any part of the world, and debentures, debenture stocks, bonds, obligations or securities issued or guaranteed by any government or authority, municipal, local or otherwise, in any part of the world. 3.12 To control, manage, finance, subsidise, co-ordinate or otherwise assist any company or companies in which the Company has a direct or indirect financial interest, to provide secretarial, administrative, technical, commercial and other services and facilities of all kinds for any such company or companies and to make payments by way of subvention or otherwise and any other arrangements which may seem desirable with respect to any business or operations of or generally with respect to any such company or companies. 3.13 To promote any other company for the purpose of acquiring the whole or part of the business or property or undertaking or any of the liabilities of the Company, or of undertaking any business or operations which may appear likely to assist or benefit the Company or to enhance the value of any property or business of the Company, and to place or guarantee the placing of, underwrite, subscribe for or otherwise acquire all or any part of the shares or securities of any such company as aforesaid.

3.14 To sell, let, licence, develop, give, transfer or otherwise dispose of the undertaking property and assets of the Company, or any part thereof, whether at a profit or not and whether at full market value or not (including in whole or in part by way of gift), or otherwise as the directors think fit, with power to accept shares, debentures or securities of, or interest in. any other company. 3.15 To act as agents or brokers and as trustees for any person, firm, or company, and to undertake and perform sub-contracts. 3.16 To remunerate any person, firm or company rendering services to the Company either by cash payments or by the allotment to him or them of shares or other securities of the Company credited as paid up in full or in part or otherwise as may be thought expedient. 3.17 To pay all or any expenses incurred in connection with the promotion, formation and incorporation of the Company, or to contract with any person, firm or company to pay the same, and to pay commissions to brokers and others for underwriting, placing, selling or guaranteeing the subscription of any shares or other securities of the Company. 3.18 To support and subscribe to any charitable or public object and to support and subscribe to any institution, society or club which may be for the benefit of the Company or its Directors or employees or may be connected with any town or place where the Company carries on business: to give or award pensions, annuities, gratuities and superannuation or other allowances or benefits or charitable aid and generally to provide advantages, facilities and services for any persons who are or have been Directors of, or who are or have been employed by, or who are serving or have served, the Company, or any company which is a subsidiary of the Company or the holding company of the Company or a fellow subsidiary of the Company or the predecessors in business of the Company or of any such subsidiary, holding or fellow subsidiary company and for the wives, widows, children and other relatives and dependants of such persons; to make payments towards insurance; and to set up, establish, support and maintain superannuation and other funds or schemes (whether contributory or non-contributory) for the benefit of any of such persons and their wives, widows, children and other relatives and dependants; and to set up, establish, support and maintain profit sharing or share purchase schemes for the benefit of any of the employees of the Company or of any such subsidiary, holding or fellow subsidiary company and to lend money to any such employees or to trustees on their behalf to enable any such purchase schemes to be established or maintained. 3.19 Subject to and in accordance with a due compliance with the provisions of Sections 155 to 158 (inclusive) of the Act (if and so far as such provisions shall be applicable) to give, whether directly or indirectly,, any kind of financial assistance (as defined in Section 152(1)(a) of the Act) for any such purpose as is specified in Section 151(1) and/or Section 151 (2) of the Act. 3.20 To distribute among the members of the Company in kind any property of the Company of whatever nature. 3.21 To procure the Company to be registered or recognised in any part of the world. 3.22 To do all or any of the things or matters aforesaid in any part of the world and either as principals, agents, contractors or otherwise, and by or through agents, brokers, suhconfrastors or otherwise and either alone or in conjunction with others.

3.23 To do all such other things as may be deemed incidental or conducive to the attainment of the Company’s objects or any of them. AND so that 3.23.1 None of the powers set forth in any sub-clause of this clause shall be restrictively construed but the widest interpretation shall be given to each such power, and none of such powers shall, except where the context expressly so requires, be in any way limited or restricted by reference to or inference from any other power or powers set forth in such sub-clause, or by reference to or inference from the terms of any other sub-clause of this clause, or by reference to or inference from the name or object of the Company. 3.23.2 The word “company” in this clause, except where used in the reference to the Company, shall be deemed to include any partnership or other body of persons, whether incorporated or unincorporated and whether domiciled in the United Kingdom or elsewhere. 3.23.3 In this clause the expression “the Act” means the Companies Act 1985, but so that any reference in this clause to any provision of the Act shall be deemed to include a reference to any statutory modification or re-enactment of that provision for the time being in force and any provision of the Companies Act 2006 for the time being in force. 4. The liability of the members is limited. 5. The Company’s share capital is US$500,000,000 divided into 500,000,000 ordinary shares of US$1 each.

I, the subscriber to this Memorandum of Association, wish to be formed into a Company pursuant to this Memorandum; and I agree to take the number of shares shown opposite my name. Name and address of Subscriber Number of shares taken by Subscriber Whale Rock Directors Limited 1 2nd Floor, 50 Gresham Street For and onbehalf of Whale Rock Directors Limited London EC2V 7AY Total Shares taken 1 Dated: 11 December 2008 Witness to the above signature: Lorraine Dunlop 2nd Floor, 50 Gresham Street London EC2V 7 AY